Birner Dental Management Services, Inc.                         Exhibit No. 99.1
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
August 22, 2007

                    BIRNER DENTAL MANAGEMENT SERVICES, INC.
                  PURCHASES 100,000 SHARES OF ITS COMMON STOCK

DENVER, COLORADO, August 22, 2007. Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH(R) dental practices, purchased, in a single private transaction approved by the Board of Directors and outside of previously publicly announced plans, 100,000 shares of its Common Stock for $20.75 per share. This purchase, of approximately $2.1 million, was financed with borrowings under the Company's Credit Facility. Fred Birner, CEO and Chairman of the Board, said, "the stock repurchase was a good investment opportunity for the Company."

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the benefits to the Company of the stock repurchase. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:

Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680